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                                                                   Exhibit 10.30

                       Amendment to the Dime Bancorp, Inc.
                      Voluntary Deferred Compensation Plan

                           Effective November 14, 2000


         The Dime Bancorp, Inc. Voluntary Deferred Compensation Plan (the "Plan") is hereby amended in the following particulars.

         1. Paragraph 7 of the Plan is amended to add a new subparagraph (d) at the end thereof to read as follows:

         "(d) Adjustment of Company Phantom Stock and Company Phantom Stock Valuations. In the event of a merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets (including cash) or other change in corporate structure affecting the common stock of the Company, a substitution or adjustment, as may be determined to be appropriate by the Committee (or, as applicable, the Umbrella Trust Committee) in its sole discretion, shall be made in the aggregate number of or type of shares of phantom stock credited to a Participant's Account, and to the method of calculation of the value of investments in phantom stock of the Company, including, but not limited to, the special phantom stock valuations in connection with a Change in Control (as defined in Paragraph 13)."